UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2017

Commission File No. 1-14588

NORTHEAST BANCORP

(Exact name of registrant as specified in its charter)

Maine	01-0425066
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

500 Canal Street Lewiston, Maine	04240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (207) 786-3245

Former name or former address, if changed since last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐               Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Departure of Executive Officer

On August 21, 2017, the Board of Directors of Northeast Bancorp (the “Company”) accepted the resignation of Brian Shaughnessy from all of his positions at the Company, including as Chief Financial Officer of the Company, effective as of September 15, 2017. Mr. Shaughnessy has indicated that his resignation is not due to any disagreement with the Company on any matter relating to its accounting, operations, policies or practices.

(c)	Appointment of Interim Chief Financial Officer

On August 21, 2017, the Board of Directors of the Corporation appointed Brian Pinheiro as the Company’s Interim Chief Financial Officer, effective as of September 15, 2017, to succeed Mr. Shaughnessy in that position.

Mr. Pinheiro, 35, has been an Executive Officer and the Chief Risk Officer of the Company since March 2015. Prior to joining the Company, Mr. Pinheiro served as a Managing Director at Corporate Finance Group, Inc. (CFGI) from 2011 to 2015, where he provided consulting services to financial institutions and banking clients. Before his position at CFGI, he was an Audit Manager in the Financial Services practice at Deloitte LLP. Mr. Pinheiro received a B.S. and M.S. in Accountancy from the University of Massachusetts at Amherst. He is a Certified Public Accountant licensed in the Commonwealth of Massachusetts.

No Family Relationships or Related Person Transactions. Mr. Pinheiro is not related by blood, marriage or adoption to any of the Company’s directors or other executive officers. There are no related person transactions between the Company, on the one hand, and Mr. Pinheiro or his immediate family members, on the other hand, reportable under Item 404(a) of Regulation S-K promulgated under the Exchange Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

NORTHEAST BANCORP

By:	/s/ Richard Wayne
Name:	Richard Wayne
Title:	President & Chief Executive Officer

Date: August 25, 2017